EXHIBIT 10.5.5

Fifth Amendment to the

Amended and Restated Revolving Credit Agreement

This Fifth Amendment to the Amended and Restated Revolving Credit Agreement (this “Amendment”) is made effective as of September 30, 2007 and is entered into between Union Carbide Corporation, as Borrower (“Borrower”), The Dow Chemical Company, as Lender (“Lender”) and Union Carbide Subsidiary C, Inc. and Union Carbide Chemicals & Plastics Technology Corporation as the Subsidiary Guarantors (the “Subsidiary Guarantors”) (together, the “Parties”).

BACKGROUND

The parties have entered into the Amended and Restated Revolving Credit Agreement dated as of May 28, 2004, as amended by the First Amendment to the Amended and Restated Revolving Credit Agreement dated October 29, 2004 the Second Amendment to the Amended and Restated Revolving Credit Agreement dated December 30, 2004 the Third Amendment to the Amended and Restated Revolving Credit Agreement dated September 30, 2005 and the Fourth Amendment to the Amended and Restated Revolving Credit Agreement dated September 30, 2006 (the “Credit Agreement”).

The Parties desire to amend the Credit Agreement according to the terms in this Amendment. Any capitalized terms used in this Amendment, but not otherwise defined in this Amendment, are as defined in the Credit Agreement.

THE AGREEMENT

1.                                       Amendment to Section 1.1. The Parties agree to amend Section 1.1 of the Credit Agreement by replacing the definition of “Scheduled Termination Date” with the following definition:

“Scheduled Termination Date” means December 30, 2008.”

2.                                       No Other Amendment or Waiver. Except as expressly amended by this Amendment, the Credit Agreement and all other Loan Documents remain in full force and effect in accordance with their terms, and the Parties ratify and confirm the Credit Agreement and all other Loan Documents in all respects.

3.                                       Execution in Counterparts. This amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

4.                                       Governing Law. This Amendment and the rights and obligation of the Parties to this Amendment will be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature pages follow.]

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EXHIBIT 10.5.5

Fifth Amendment to the

Amended and Restated Revolving Credit Agreement

The Parties agree that this Amendment is effective as of September 30, 2007, and they have caused their authorized representatives to execute this Amendment below.

LENDER:	SUBSIDIARY GUARANTORS:

THE DOW CHEMICAL COMPANY	UNION CARBIDE SUBSIDIARY C, INC.

By:	/s/ GEOFFERY E. MERSZEI	By:	/s/ JAMES R. FITTERLING
Name:	Geoffery E. Merszei	Name:	James R. Fitterling
Title:	Executive Vice President and	Title:	President
Chief Financial Officer

BORROWER:	UNION CARBIDE CHEMICALS &
PLASTICS TECHNOLOGY
UNION CARBIDE CORPORATION	CORPORATION

By:	/s/ EDWARD W. RICH	By:	/s/ ALEXANDER J. MAKAI
Name:	Edward W. Rich	Name:	Alexander J. Makai
Title:	Chief Financial Officer, Vice President and Treasurer	Title:	President

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